                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549


                               FORM 8-K

                            CURRENT REPORT


                     Pursuant to Section 13 of the
                    Securities Exchange Act of 1934


          Date of Earliest Event Reported:  February 8, 1995


                       NEW ENGLAND POWER COMPANY

          (exact name of registrant as specified in charter)


Massachusetts
(state or other
jurisdiction of
incorporation)
0-1229
(Commission
File No.)
04-1663070
(I.R.S. Employer
Identification No.)

          25 Research Drive, Westborough, Massachusetts 01582

(Address of principal executive offices)

(508) 366-9011

(Registrant's telephone number, including area code)

Item 5.  Other Events



     The Federal Energy Regulatory Commission (FERC) voted on February 8, 1995, to approve a wholesale rate settlement agreement filed in December 1994, by New England Power Company
(NEP), a wholly owned subsidiary of New England Electric System. As requested by NEP, the FERC vote approved the agreement for all signatories and non-contesting parties and customers. Under the agreement, NEP will not raise base rates for two years. The agreement avoids any increase in NEP's base rates associated with the completion and placing into service of the re-powered Manchester Street Station in Providence, R.I.

     The Town of Norwood and Milford Power Limited Partnership, together representing less than two percent of NEP's sales, objected to the settlement. Under the FERC vote, an administrative law judge will hold a separate proceeding as to the rates that will apply to those parties.

                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NEW ENGLAND POWER COMPANY


                                           s/Frederic E. Greenman
                                      By
                                          Frederic E. Greenman
                                          Vice President


Date:  February 9, 1995